                                                                 Exhibit 10.4(g)



                                EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into this 1st day of January, 1998, by and between Checkmate Electronics, Inc., a Georgia corporation (hereinafter, the "Company"), and Gregory A. Lewis (hereinafter, "Executive").

                                     BACKGROUND

     The Company desires to engage Executive in the executive capacities set forth herein, in accordance with the terms and conditions of this Agreement. Executive is willing to serve as such in accordance with the terms and conditions of this Agreement.

     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Effective Date. This Agreement is effective as of January 1, 1998 (the "Effective Date").

     2. Employment. Executive is hereby employed on the Effective Date as President and Chief Operating Officer of the Company. Executive's responsibilities under this Agreement shall be in accordance with the policies and objectives established by the Board of Directors of the Company (the "Board") and shall be consistent with the responsibilities of similarly situated executives of comparable companies in similar lines of business. In his capacity as President and Chief Operating Officer of the Company, Executive will report directly to the Chairman and Chief Executive Officer of the Company.

     3. Employment Period. Unless earlier terminated herein in accordance with Section 7 hereof, Executive's employment under this Agreement shall begin on the Effective Date and extend for a period (the "Employment Period") ending on the later of (i) the third anniversary of the Effective Date, or (ii) the third anniversary of the effective date of that certain reorganization and business combination among the Company, International Verifact, Inc. and IVI Checkmate Corp. (the "Combination Transaction"); provided, however, that commencing on the date two years after the Effective Date, and on each anniversary of such date (such date and each anniversary thereof shall be hereinafter referred to as the "Renewal Date"), unless previously terminated, the Employment Period shall be automatically extended so as to terminate two years from such Renewal Date, unless at least 30 days prior to the Renewal Date the Company shall give notice to Executive that the Employment Period shall not be so extended. Upon such notice, the Employment Period shall terminate upon the expiration of the then-current term, including any prior extensions.

     4. Extent of Service. During the Employment Period, and excluding any periods of vacation and sick leave to which Executive is entitled, Executive agrees to devote his business time, attention, skill and efforts exclusively to the performance of his duties hereunder; provided, however, that it shall not be a violation of this Agreement for Executive to (i) devote reasonable periods of time to charitable and community activities, and/or (ii) manage personal business interests and investments, so long as such activities do not interfere with the performance of Executive's responsibilities under this Agreement.

     5.   Compensation and Benefits.

          (a) Base Salary. For calendar years 1998, 1999, and 2000, respectively, the Company will pay to Executive a base salary in the amount of $240,000, $264,000 and $290,000 per year ("Base Salary"), less normal withholdings, payable in equal monthly or more frequent installments as are customary under the Company's payroll practices from time to time. In each year after the third year of the Employment Period, the Compensation Committee of the Board shall review Executive's Base Salary annually and in its sole discretion, subject to approval of the Board, may increase Executive's Base Salary from year to year. The annual review of Executive's salary by the Board will consider, among other things, Executive's own performance and the Company's performance.

          (b) Performance Bonus. For calendar years 1998, 1999, and 2000, the Chairman of the Board will establish and communicate to Executive certain objectively determinable performance objectives for each quarter. Provided the performance objectives are met in a given calendar quarter, the Company will pay to Executive at the end of such quarter a performance bonus (the sum of such quarterly bonuses being referred to herein as the "Annual Bonus") in the amount of $15,000 (for calendar quarters in 1998), $15,250 (for calendar quarters in 1999), or $15,000 (for calendar quarters in 2000). In each subsequent year of the Employment Period, the Compensation Committee of the Board shall review Executive's Annual Bonus and in its sole discretion, subject to approval of the Board, may increase Executive's Annual Bonus from year to year. The annual review of Executive's bonus by the Board will consider, among other things, Executive's own performance and the Company's performance.

          (c) Incentive, Savings and Retirement Plans. During the Employment Period, Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to similarly situated officers of the Company and its affiliated companies, and on the same basis as such other similarly situated officers.

          (d) Welfare Benefit Plans. During the Employment Period, Executive and Executive's family shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, disability, life, and accidental death insurance plans and programs) to the extent applicable generally to similarly situated officers of the Company and its affiliated companies.

          (e) Expenses. During the Employment Period, Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by Executive in accordance with the policies, practices and procedures of the Company and its affiliated companies to the extent applicable generally to other similarly situated officers of the Company and its affiliated companies.
Without limiting the foregoing, Executive shall be entitled to reimbursement for all reasonable travel and out-of-pocket expenses, including reasonable operating, maintenance and insurance costs associated with one automobile to be used in Company business-related purposes.

          (f) Fringe Benefits. During the Employment Period, Executive shall be entitled to fringe benefits in accordance with the plans, practices, programs and policies of the Company and its affiliated companies in effect for similarly situated officers of the Company and its affiliated companies. Without limiting the foregoing, Executive shall be entitled to an automobile allowance of US $850 per month.

     6. Change in Control. For the purposes of this Agreement, a "Change in Control" shall mean:

          (i) The acquisition by any individual, entity or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the combined voting power of the then outstanding voting securities of the

     Company (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition by a Person who is on the Effective Date the beneficial owner of 25% or more of the Outstanding Company Voting Securities, (B) any acquisition directly from the Company, (C) any acquisition by the Company, (D) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (E) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this definition; or

          (ii) Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

     Notwithstanding the above definition, the Combination Transaction shall not be deemed a Change in Control for purposes of this Agreement; provided, however, that any stock options held by Executive on the date of the Combination Transaction shall be governed by the terms of the applicable stock option agreement(s) as to accelerated vesting related to the Combination Transaction. After the effective date of the Combination Transaction, if any, the term "the Company" as used in the above definition of Change in Control shall mean either the Company or IVI Checkmate Corp.

     7.   Termination of Employment.

          (a) Death, Retirement or Disability. Executive's employment shall terminate automatically upon Executive's death or Retirement during the Employment Period. For purposes of this Agreement, "Retirement" shall mean normal retirement as defined in the Company's then-current retirement plan, or there is no such retirement plan, "Retirement" shall mean voluntary termination after age 65 with ten years of service. If the

Company determines in good faith that the Disability of Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to Executive written notice in accordance with this Agreement of its intention to terminate Executive's employment. In such event, Executive's employment with the Company shall terminate effective on the 30th day after receipt of such written notice by Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, Executive shall not have returned to full-time performance of Executive's duties. For purposes of this Agreement, "Disability" shall mean a mental or physical disability as determined by the Board in accordance with standards and procedures similar to those under the Company's employee long-term disability plan, if any. At any time that the Company does not maintain such a long-term disability plan, Disability shall mean the inability of Executive, as determined by the Board, to substantially perform the essential functions of his regular duties and responsibilities due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) for a period of six consecutive months.

          (b) Termination by the Company. The Company may terminate Executive's employment during the Employment Period with or without Cause. For purposes of this Agreement, "Cause" shall mean:

               (i) the willful and continued failure of Executive to perform substantially Executive's duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness, and specifically excluding any failure by Executive, after reasonable efforts, to meet performance expectations), after a written demand for substantial performance is delivered to Executive by the Chief Executive Officer or the Board which specifically identifies the manner in which such Board or the Chief Executive Officer believes that Executive has not substantially performed Executive's duties, or

               (ii) the willful engaging by Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

     For purposes of this provision, no act or failure to act, on the part of Executive, shall be considered "willful" unless it is done, or omitted to be done, by Executive in bad faith or without reasonable belief that Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company. The termination of employment of Executive shall not be deemed to be for Cause unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board of the Company (excluding Executive, if then a director) at a meeting of such Board called and held for such purpose (after reasonable notice is provided to Executive and Executive is given an opportunity, together with counsel, to be heard before such Board), finding that, in the good faith opinion of such Board, Executive is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.

          (c) Termination by Executive. Executive's employment may be terminated by Executive for Good Reason or no reason. For purposes of this Agreement, "Good Reason" shall mean:

               (i) without the written consent of Executive, the assignment to Executive of any duties materially inconsistent with Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as in effect on the Effective Date, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by Executive;

               (ii) a reduction by the Company in Executive's Base Salary, Annual Bonus and benefits as in effect on the Effective Date or as the same may be increased from time to time; or

               (iii)  any failure by the Company to comply with and satisfy
Section 13(b) of this Agreement; or

          (d) Notice of Termination. Any termination by the Company for Cause, or by Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice). The failure by Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of Executive or the Company, respectively, hereunder or preclude Executive or the Company, respectively, from asserting such fact or circumstance in enforcing Executive's or the Company's rights hereunder.

          (e) Date of Termination. "Date of Termination" means (i) if Executive's employment is terminated by the Company for Cause, or by Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies Executive of such termination and (iii) if Executive's employment is terminated by reason of death, Retirement or Disability, the Date of Termination shall be the date of death or Retirement of Executive or the Disability Effective Date, as the case may be.

     8.   Obligations of the Company upon Termination.

          (a) Termination by Executive for Good Reason; Termination by the Company Other Than for Cause, Death or Disability; Termination upon Expiration of the Employment Term. If, during the Employment Period, the Company shall terminate Executive's employment other than for Cause, death or Disability, or Executive shall terminate employment for Good Reason within a period of 90 days after the occurrence of the event giving rise to Good Reason, or if Executive's employment terminates upon expiration of the Employment Term, then in consideration of Executive's services rendered prior to such termination:

               (i) the Company shall pay to Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

                    A. the sum of (1) Executive's Base Salary through the Date of Termination to the extent not theretofore paid, (2) the product of (x) Executive's target Annual Bonus for the year in which the Date of Termination occurs and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365, and (3) any compensation previously deferred by Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2) and (3) shall be hereinafter referred to as the "Accrued Obligations"); and

                    B. the amount (the "Severance Payment") equal to the present value (determined in accordance with Section 280G(d)(4) of the Code) of the income stream represented by a continuation of Executive's Base Salary and target Annual Bonus (in the progressive amounts for years one, two and three of the Employment Period as scheduled in Sections 5(a) and (b) hereof or as otherwise in effect for subsequent years) for a period beginning on the Date of Termination and ending on the later of (1) the last day of the scheduled Employment Period, or (2) twelve months from the Date of Termination; provided, however, that if the Date of Termination occurs within two years after a Change in Control, the minimum Severance Payment shall be the amount equal to two times Executive's Base Salary and Annual Bonus in effect for the year in which the Date of Termination occurs; and

               (ii) for three years after Executive's Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue benefits to Executive and/or Executive's family at least equal to those which would have been provided to them in accordance with the welfare plans, programs, practices and policies described in Section 5(e) of this Agreement if Executive's employment had not been terminated or, if more favorable to Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies and their families, provided, however, that if Executive becomes re-employed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility ("Welfare Benefits"); and

               (iii) if the Date of Termination occurs within two years after a Change in Control, then all Company stock options held by Executive on the Date of Termination and not then vested shall become immediately vested and exercisable as of the Date of Termination; and

               (iv) to the extent not theretofore paid or provided, the Company shall timely pay or provide to Executive any other amounts or benefits required to be paid or provided or which Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

          (b) Death. If Executive's employment is terminated by reason of Executive's death during the Employment Period, this Agreement shall terminate without further obligations to Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the date of death. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 8(b) shall include, without limitation, and Executive's estate and/or beneficiaries shall be entitled to receive, benefits under such plans, programs, practices and policies relating to death benefits, if any, as applicable generally to similarly situated officers of the Company and its affiliated companies and their beneficiaries, and on the same basis as such similarly situated officers and their beneficiaries.

          (c) Disability. If Executive's employment is terminated by reason of Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to Executive in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 8(c) shall include, without limitation, and Executive shall be entitled after the Disability Effective Date to receive, disability and other benefits under such plans, programs, practices and policies relating to disability, if any, as applicable generally to similarly situated officers of the Company and its affiliated companies and their families, and on the same basis as such similarly situated officers and their families.

          (d) Retirement. If Executive's employment is terminated by reason of Executive's Retirement during the Employment Period, this Agreement shall terminate without further obligations to Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to Executive in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 8(d) shall include, without limitation, and Executive shall be entitled after the Date of Termination to receive, retirement and other benefits under such plans, programs, practices and policies relating to retirement, if any, as applicable generally to similarly situated officers of the Company and its affiliated companies and their families, and on the same basis as such similarly situated officers and their families.

          (e) Cause or Voluntary Termination without Good Reason. If Executive's employment shall be terminated for Cause during the Employment Period, or if Executive voluntarily terminates employment during the Employment Period without Good Reason, this Agreement shall terminate without further obligations to Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits.

     9. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which Executive may qualify, nor, subject to Section 14(d), shall anything herein limit or otherwise affect such rights as Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

     10.  Limitation of Benefits in Certain Instances.

          (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any benefit, payment or distribution by the Company to or for the benefit of Executive (whether payable or distributable pursuant to the terms of this Agreement or otherwise) (a "Payment") would, if paid, be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then the Payment shall be reduced to the extent necessary of avoid the imposition of the Excise Tax. Executive may select the Payments to be limited or reduced.

          (b) All determinations required to be made under this Section 10, including whether an Excise Tax would otherwise be imposed and the assumptions to be utilized in arriving at such determination, shall be made by Ernst & Young LLP or such other certified public accounting firm as may be designated by Executive (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and Executive within 15 business days of the receipt of notice from Executive that a Payment is due to be made, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting a Change of Control, Executive may appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder).
All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any determination by the Accounting Firm shall be binding upon the Company and Executive. As a result of the uncertainty in the application of
Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Payments hereunder will have been unnecessarily limited by this Section 10 ("Underpayment"), consistent with the calculations required to be made hereunder. The Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive.

     11. Costs of Enforcement. In any action taken in good faith relating to the enforcement of this Agreement or any provision herein, Executive shall be entitled to be paid any and all costs and expenses incurred by him in enforcing or establishing his rights hereunder, including, without limitation, reasonable attorneys' fees, whether suit be brought or not, and whether or not incurred in trial, bankruptcy or appellate proceedings.

     12. Representations and Warranties. Executive hereby represents and warrants to the Company that Executive is not a party to, or otherwise subject to, any covenant not to compete with any person or entity, and Executive's execution of this Agreement and performance of his obligations hereunder will not violate the terms or conditions of any contract or obligation, written or oral, between Executive and any other person or entity.

     13.  Assignment and Successors.

          (a) Executive. This Agreement is personal to Executive and without the prior written consent of the Company shall not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive's legal representatives.

          (b) The Company. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. The Company will require any successor to all or substantially all of the business and/or assets of the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise) to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "the Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

     14.  Miscellaneous.

          (a) Waiver. Failure of either party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

          (b) Severability. If any provision or covenant, or any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.

          (c) Other Agents. Nothing in this Agreement is to be interpreted as limiting the Company from employing other personnel on such terms and conditions as may be satisfactory to it.

          (d) Entire Agreement. Except as provided herein, this Agreement contains the entire agreement between the Company and Executive with respect to the subject matter hereof, and it supersedes and invalidates any previous agreements or contracts between them which relate to the subject matter hereof. No representations, inducements, promises or agreements, oral or otherwise, which are not embodied herein shall be of any force or effect.

          (e) Governing Law. Except to the extent preempted by federal law, and without regard to conflict of laws principles, the laws of the State of Georgia shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

          (f) Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or three days after mailing if mailed, first class, certified mail, postage prepaid:

          To Company:    Checkmate Electronics, Inc.
                         1003 Mansell Road

                         Roswell, Georgia 30076
                         Facsimile No. (770) 594-6000

                         Attention: Chief Executive Officer

          To Executive:  Gregory A. Lewis
                         1003 Mansell Road

                         Roswell, Georgia 30076

Any party may change the address to which notices, requests, demands and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

          (g) Amendments and Modifications. This Agreement may be amended or modified only by a writing signed by both parties hereto, which makes specific reference to this Agreement; provided, however, that if, in the opinion of the Corporation's accountants, any provision of this Agreement would preclude the use of "pooling of interest" accounting treatment for a Change in Control transaction that (1) would otherwise qualify for such accounting treatment, and
(2) is contingent upon qualifying for such accounting treatment, then Executive and the Company agree to negotiate in good faith to amend this Agreement so that it will not preclude the use of "pooling of interest" accounting treatment for such Change in Control transaction.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Employment Agreement as of the date first above written.

                         CHECKMATE ELECTRONICS, INC.


                         By:   /s/ J. Stanford Spence
                              ------------------------
                         Title: Chairman of the Board


                         EXECUTIVE:


                         /s/ Gregory A. Lewis
                         ---------------------
                         Gregory A. Lewis